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                                                                     EXHIBIT 3.5

                  THIRD AMENDMENT AND WAIVER TO LOAN AGREEMENT

          This THIRD AMMENDMENT AND WAIVER TO LOAN AGREEMENT (this "Amendment")
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is entered into as of September 10, 2001, between ASSOCIATED HYGIENIC PRODUCTS
LLC, a Delaware limited liability company (the "Borrower") and FOOTHILL CAPITAL
                                                --------
CORPORATION, in its capacity as administrative agent (the "Agent") for the
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Lenders (as defined below),

                              W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders (as defined therein) and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 14, 2001, as amended by that certain First Amendment to Loan Agreement and that certain Second Amendment to Loan Agreement prior to the date hereof (as the same may be further modified, amended, restated or supplemented from time to time, the "Loan Agreement"), pursuant to which the Lenders have
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agreed to extend credit to the Borrower from time to time; and

          WHEREAS, pursuant to Section 7.8(a) of the Loan Agreement and Section
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2 of the Subordination Agreement in connection with Subordinated Note A, the
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Borrower is prohibited from making any payments of principal on Subordinated
Note A or Subordinated Note B (the "Subordinated Note Payment Prohibition"); and
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          WHEREAS, pursuant to Section 7.14 of the Loan Agreement, the Borrower
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is prohibited from directly or indirectly entering into or permitting to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, and are fully disclosed to Agent, including, without limitation, any disclosure set forth on Annex A to the Affiliate Subordination Agreement, and that are no
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less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, and are subject to the Affiliate Subordination Agreement (the "Affiliate Payment Prohibition"); and
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          WHEREAS, the Borrower has requested that the Agent and the Lenders waive the Subordinated Note Payment Prohibition and the Affiliate Payment Prohibition, and amend the Loan Agreement and the Affiliate Subordination Agreement to allow the Borrower to make (a) a $2,500,000 prepayment of principal on Subordinated Note A, and (b) a non-ordinary course payment in full with respect to the affiliate loan owed by Borrower to AHP Canada, Inc. in the amount of $1,282,323.66, and the Agent and the Lenders have agreed to the requested amendment and waiver on the terms and conditions set forth herein and in that certain First Amendment to Amended and Restated Subordination and Non-Setoff Agreement dated of even date herewith;

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the

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parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

     1. Amendment to Section 7.14 of the Loan Agreement. Section 7.14 of the
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loan Agreement, "Transactions with Affiliates," is hereby modified and amended
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by deleting the existing Section 7.14 in its entirety and substituting the following therefor:

          "7.14 Transactions with Affiliates. Directly or indirectly enter into
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or permit to exist any transaction with any Affiliate of Borrower except (a)
transactions disclosed Annnex A to the Affiliate Subordination Agreement,
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(b) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, and are subject to the Affiliate Subordination Agreement, and
(c) the affiliate loan owed by Borrower to AHP Canada, Inc. in an amount not exceeding $1,282,323.66, which loan may be repaid in full (i) provided no Event of Default has occurred and is continuing, and (ii) if after giving effect to such repayment, Borrower shall have Excess Availability equal to or greater than $10,000,000"

     2. Waiver. The Lenders and the Agent hereby waive the Subordinated Note
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Payment Prohibition to allow a one-time principal repayment on Subordinated Note
A prior to September 15, 2001, in the amount of $2,500,000; provided, however,
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the above-referenced waiver shall not waive any other requirement or hinder, restrict or otherwise modify the rights and remedies of the Agent or the Lenders following the occurrence of any other Default or Event of Default under the Loan Agreement, including, but not limited to, the Subordinated Note Payment Prohibition with respect to any other future payments on Subordinated Note A or Subordinated Note B,

     3. No Other Amendments or Waivers. Except as otherwise expressed herein,
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the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement, the Affiliate Subordination Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement, the Affiliate Subordination Agreement or any of the other Loan Documents. Except for the amendment and waiver set forth above, the text of the Loan Agreement, the Affiliate Subordination Agreement and all other Loan Documents shall remain unchanged and in full force and effect and the Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or the Affiliate Subordination Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement or the Affiliate Subordination Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement, the Affiliate Subordination Agreement and the other Loan Documents in the future, except as expressly set forth herein. The Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to and do in fact, require strict compliance with all terms and provisions of the Loan Agreement, the Affiliate Subordination Agreement and the other Loan Documents. The Borrower has no knowledge of any challenge to the Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

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     4. Conditions Precedent to Effectiveness. This Amendment shall become
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effective as of the date hereof when and only when, the Agent shall have received:

          (a) an amendment fee from the Borrower in the amount of $5,000
(it being understood that, by execution and delivery of this Amendment, Borrower authorizes Agent to charge Borrower's Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement);
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and

          (b) counterparts of this Amendment duly executed and delivered by the Borrower and the Lenders; and

          (c) the First Amendment to Amended and Restated Subordination and Non Setoff Agreement dated of even date herewith, duly executed and delivered by the Borrower, the Creditors party thereto, the Lenders and the Agent; and

          (d) such other information, documents, instruments or approvals as the Agent or the Agent's counsel may reasonably require.

     5. Representations and Warranties of Borrower. Borrower represents and
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warrants as follows:

          (a) Borrower is a limited liability company organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

          (b) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's members or any approval or consent of any Person under any material contractual obligation of Borrower,

          (c) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not and will no, require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

          (d) This Amendment and each other Loan Document to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by

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equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

          (e) No Default or Event of Default is existing.

     6. Counterparts. This Amendment may be executed in multiple counterparts,
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each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party facsimile transmission shall be deemed our original signature hereto.

     7. Reference to and Effect on the Loan Documents. Upon the effectiveness of
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this Amendment, on and after the date hereof each reference in the Loan Agrement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     8. Costs, Expenses and Taxes. Borrower agrees to pay on demand all
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reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

     9. Governing Law. This Amendment shall be deemed to be made pursuant to the
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laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced is accordance therewith.

     10. Loan Document. This Amendment shall be deemed to be a Loan Document for
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all purposes.

            [THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWER:                               ASSOCIATED HYGIENIC PRODUCTS LLC


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------


AGENT
and LENDER:                             FOOTHILL CAPITAL CORPORATI0N,
                                        as Agent and a Lender


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------

                       THIRD AMMENDMENT TO LOAN AGREEMENT
                                 Signature Page